UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV		89501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously announced, on May 1, 2017, Eldorado Resorts, Inc., a Nevada corporation (the “Company”), completed its acquisition of Isle of Capri Casinos, Inc., a Delaware corporation (“Isle”), pursuant to the Agreement and Plan of Merger, dated as of September 19, 2016 (the “Merger Agreement”), by and among the Company, Isle, Eagle I Acquisition Corp., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub A”), and Isle of Capri Casinos LLC (f/k/a Eagle II Acquisition Company LLC), a Delaware limited liability company and direct wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, as a result of the merger of Merger Sub A with and into Isle, each share of common stock, par value $0.01 per share, of Isle (“Isle Stock”), converted into the right to receive, at the election of the holders of such shares of Isle Stock, subject to adjustment, proration and reallocation as described in the Merger Agreement, $23.00 in cash (the “Cash Consideration”) or 1.638 shares of common stock of the Company (the “Stock Consideration”).

As previously announced, holders of 35,667,371 shares of Isle Stock (including shares tendered via notices of guaranteed delivery) elected to receive the Stock Consideration (“Stock Election Shares”), holders of 6,882,190 shares of Isle Stock (including shares tendered via notices of guaranteed delivery) elected to receive the Cash Consideration (“Cash Election Shares”), and holders of the remaining shares of Isle Stock did not make any election (“No Election Shares”), resulting, in accordance with the adjustment, proration and reallocation procedures described in the Merger Agreement, in (x) each holder of Cash Election Shares and No Election Shares becoming entitled to receive the Cash Consideration in respect of such Cash Election Shares and No Election Shares and (y) each holder of Stock Election Shares becoming entitled to receive the Stock Consideration in respect of a portion of the Stock Election Shares held by such holder and the Cash Consideration in respect of the remaining portion of the Stock Election Shares held by such holder.

On May 2, 2017, following expiration of the period of delivery for shares tendered via notices of guaranteed delivery, the Company announced that each holder of Stock Election Shares will receive the Stock Consideration in respect of approximately 52.2% of the Stock Election Shares (rounded up to the nearest whole number) held by such holder and Cash Consideration in respect of the remaining approximately 47.8% of the Stock Election Shares (rounded down to the nearest whole number) held by such holder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eldorado Resorts, Inc.

Date: May 2, 2017	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer